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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 15, 2003


                       Universal American Financial Corp.
             (Exact name of registrant as specified in its charter)



         NEW YORK                        0-11321                 11-2580136
(STATE OR OTHER JURISDICTION     (COMMISSION FILE NUMBER)      (IRS EMPLOYER
     OF INCORPORATION)                                       IDENTIFICATION NO.)


SIX INTERNATIONAL DRIVE, SUITE 190, RYE BROOK, NEW YORK                  10573
       (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                       (ZIP CODE)



        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (914) 934-5200

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
 ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE

           UNIVERSAL AMERICAN FINANCIAL CORP. (NASDAQ NATIONAL MARKET: UHCO) ("Universal American" or "the Company") today announced that on May 22, 2003 it completed a private placement of $15 million of thirty-year floating rate trust preferred securities (the "Delaware Capital Securities") through its newly formed Delaware statutory trust, Universal American Financial Corp. Statutory Trust III (the "Delaware Trust"). The Delaware Trust will have the right to call the Delaware Capital Securities at par after five years from the date of issuance. The proceeds from the sale of the Delaware Capital Securities, together with proceeds from the sale by the Delaware Trust of its common securities to the Company, were invested in Floating Rate Junior Subordinated Debt Securities of the Company due 2033 (the "Subordinated Debt Securities"). Both the Delaware Capital Securities and the Subordinated Debt Securities have a floating rate, which resets quarterly, equal to the three-month LIBOR plus 4.20%, with a ceiling of 12.50% for the first five years. Currently, the interest rate on these securities is 5.48000%.

           The Company also announced today that it on May 15, 2003 it completed a similar transaction involving the private placement of $15 million of thirty-year fixed/floating rate trust preferred securities (the "Connecticut Capital Securities") through its newly formed Connecticut statutory trust, Universal American Statutory Trust II (the "Connecticut Trust"). The Connecticut Trust will have the right to call the Connecticut Capital Securities at par after five years from the date of issuance. The proceeds from the sale of the Connecticut Capital Securities, together with proceeds from the sale by the Connecticut Trust of its common securities to the Company, were invested in Fixed/Floating Rate Junior Subordinated Deferrable Interest Debentures of the Company due 2033 (the "Junior Subordinated Debt"). Both the Connecticut Capital Securities and the Junior Subordinated Debt have a fixed rate for the first five years following issuance of 7.35% and a floating rate, which resets quarterly, equal to the three-month LIBOR plus 4.10% thereafter.

           Neither the Delaware Capital Securities nor the Connecticut Capital Securities have been or will be registered under the Securities Act of 1933, as amended (the "Securities Act"), and each will only be offered and sold under an applicable exemption from registration requirements under the Securities Act of 1933, as amended.

           Pursuant to the terms of our credit facility, half of the net proceeds of these issuances will be used to repay our existing term loan and the balance will be used for general corporate purposes.


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           The Company also announced today that on May 27, 2003 it entered into an amendment to the Credit Agreement, dated as of March 31, 2003, among the Company, Bank of America, N.A., The CIT Group/Equipment Financing, Inc., ING Capital LLC, Suntrust Bank, U.S. Bank National Association and Raymond James Bank, FSB, to revise the repayment schedule to defer portions of the repayments until later periods and to amend the definition of Trust Preferred Securities to include the two transactions discussed above.

           This document may contain some forward looking statements, which involve a number of risks and uncertainties that could cause actual results to differ materially. These risk factors are listed from time to time in the Company's SEC reports.






























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                                    SIGNATURE


           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                               Universal American Financial Corp.


                               /s/ Richard A. Barasch
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                               By: Richard A. Barasch
                               Title:  President and Chief Executive Officer


Date: May 29, 2003